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                           CERTIFICATE OF RESOLUTIONS




          I, Elliot S. Kaplan, the Secretary of Best Buy Co., Inc., a Minnesota corporation, do hereby certify that the following resolutions were duly adopted by the Directors of this corporation at a special meeting held March 30, 1994, and that said resolutions are still in full force and effect:


     RESOLVED:

          Subject to shareholder approval of the foregoing bonus plan, the bonuses payable to the senior officers of this corporation in respect of fiscal 1995 shall be in amounts equal to the percentage of each officer's base salary set forth opposite the level of actual net income for fiscal 1995, as listed below:


          Actual
          Net Income                    % of Base Salary
          ----------                    ----------------
          At least Budget                 33-1/3%
          At least 110% of Budget             40%
          At least 120% of Budget             50%

     RESOLVED
     FURTHER:

          For purposes of the foregoing resolutions, the "base salary" for any officer shall be the base salary established for such officer effective as of April 1 of the particular fiscal year, notwithstanding any change in an officer's base salary during such fiscal year.





Dated: May 19, 1994.



                                   /s/Elliot S. Kaplan
                                   -------------------------------
                                   Elliot S. Kaplan
                                   Secretary